EXHIBIT 10.31
FORM OF AMENDED AND RESTATED ASSIGNMENT
     In consideration of the loan made by Hudson City Bancorp, Inc. (“Lender”) to the Employee Stock Ownership Plan Trust of Hudson City Savings Bank (“Borrower”) pursuant to the Amended and Restated Loan Agreement between the Lender and the Borrower of even date herewith (“Amended and Restated Loan Agreement”) and pursuant to the Amended and Restated Pledge Agreement between the Lender and the Borrower of even date herewith pertaining thereto, subject to the terms of the Amended and Restated Loan Agreement and the Amended and Restated Pledge Agreement, the undersigned Borrower hereby transfers, assigns and conveys to Lender all its right, title and interest in and to those certain shares of common stock of the Lender which are subject to the terms of the Amended and Restated Loan Agreement, and agrees to transfer and endorse to Lender the certificates representing such shares as and when required pursuant to the Amended and Restated Loan Agreement or Amended and Restated Pledge Agreement. This Amended and Restated Assignment supersedes, in its entirety, that certain Assignment dated June 21, 1999 executed by the Borrower in favor of the Lender.

Employee Stock Ownership Plan Trust of Hudson City Savings Bank

By:	GreatBanc Trust Company, as Trustee and not in any other capacity

By:	/s/ Stephen J. Hartman, Jr.

Title:	Senior Vice President
June 21, 2005